Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Equity Income Fund--Index Series, S&P 500 Trust 2 and S&P MidCap Trust:

We consent to the use in this Post-Effective Amendment No. 5 to Registration Statement No. 33-44844 of our opinion dated April 24, 1997 and April 7, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
April 29, 1997